Fee Waiver Schedule–CFST, CFST II and CFVST II

SCHEDULE A

As of June 17, 2020

Columbia Funds Series Trust

Columbia Capital Allocation Moderate Aggressive Portfolio2

Columbia Capital Allocation Moderate Conservative Portfolio2

Columbia California Intermediate Municipal Bond Fund1

Columbia Convertible Securities Fund1

Columbia Georgia Intermediate Municipal Bond Fund1

Columbia Global Strategic Equity Fund2

Columbia Large Cap Growth Opportunity Fund1

Columbia Large Cap Enhanced Core Fund1

Columbia Large Cap Index Fund1

Columbia Maryland Intermediate Municipal Bond Fund1

Columbia Mid Cap Index Fund1

Columbia Mid Cap Value Fund1

Columbia North Carolina Intermediate Municipal Bond Fund1

Columbia Overseas Value Fund1

Columbia Select International Equity Fund1

Columbia Select Large Cap Equity Fund1

Columbia Short Term Bond Fund1

Columbia Short Term Municipal Bond Fund1

Columbia Small Cap Index Fund1

Columbia Small Cap Value Fund II1

Columbia South Carolina Intermediate Municipal Bond Fund1

Columbia Virginia Intermediate Municipal Bond Fund1

Columbia Funds Series Trust II

Columbia Capital Allocation Aggressive Portfolio2

Columbia Capital Allocation Conservative Portfolio2

Columbia Capital Allocation Moderate Portfolio2

Columbia Commodity Strategy Fund1

Columbia Contrarian Asia Pacific Fund1

Columbia Contrarian EuropeFund1

Columbia Disciplined Core Fund1

Columbia Disciplined Growth Fund1

Columbia Disciplined Value Fund1

Columbia Dividend Opportunity Fund1

Columbia Emerging Markets Bond Fund1

Columbia Flexible Capital Income Fund1

Columbia Floating Rate Fund1

Columbia Global Equity Value Fund1

Columbia Global Opportunities Fund1

Columbia Global Infrastructure Fund1

Columbia High Yield Bond Fund1

Columbia Income Builder Fund1

Columbia Income Opportunities Fund1

Columbia Large Cap Value Fund1

Columbia Limited Duration Credit Fund1

Columbia Minnesota Tax-Exempt Fund1

Columbia Money Market Fund1

Columbia Mortgage Opportunities Fund1

Columbia Overseas Core Fund1

Columbia Quality Income Fund1

Columbia Select Global Equity Fund1

Columbia Select Large Cap Value Fund1

Columbia Select Small Cap Value Fund1

Columbia Seligman Communications and Information Fund1

Columbia Seligman Global Technology Fund1

Columbia Short-Term Cash Fund1

Columbia Small/Mid Cap Value Fund1

Columbia Strategic Municipal Income Fund1

Multi-Manager Value Strategies Fund1

Fee Waiver Schedule – CFST, CFST II and CFVST II

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Balanced Fund1

Columbia Variable Portfolio – Commodity Strategy Fund1

Columbia Variable Portfolio – Core Equity Fund1

Columbia Variable Portfolio – Disciplined Core Fund1

Columbia Variable Portfolio – Dividend Opportunity Fund1

Columbia Variable Portfolio – Emerging Markets Bond Fund1

Columbia Variable Portfolio – Emerging Markets Fund1

Columbia Variable Portfolio – Global Strategic Income Fund1

Columbia Variable Portfolio – Government Money Market Fund1

Columbia Variable Portfolio – High Yield Bond Fund1

Columbia Variable Portfolio – Income Opportunities Fund1

Columbia Variable Portfolio – Intermediate Bond Fund1

Columbia Variable Portfolio – Large Cap Growth Fund1

Columbia Variable Portfolio – Large Cap Index Fund1

Columbia Variable Portfolio – Limited Duration Credit Fund1

Columbia Variable Portfolio – Mid Cap Growth Fund1

Columbia Variable Portfolio – Overseas Core Fund1

Columbia Variable Portfolio – Select Large Cap Equity Fund1

Columbia Variable Portfolio – Select Large Cap Value Fund1

Columbia Variable Portfolio – Select Mid Cap Value Fund1

Columbia Variable Portfolio – Select Small Cap Value Fund1

Columbia Variable Portfolio – Seligman Global Technology Fund1

Columbia Variable Portfolio – U.S. Government Mortgage Fund1

CTIVP® – American Century Diversified Bond Fund1

CTIVP® – BlackRock Global Inflation-Protected Securities Fund1

CTIVP® – CenterSquare Real Estate Fund1

CTIVP® – Loomis Sayles Growth Fund1

CTIVP® – Los Angeles Capital Large Cap Growth Fund1

CTIVP®– MFS® Value Fund1

CTIVP® – Morgan Stanley Advantage Fund1

CTIVP® – T. Rowe Price Large Cap Value Fund1

CTIVP® – TCW Core Plus Bond Fund1

CTIVP® – Victory Sycamore Established Value Fund1

CTIVP®– Wells Fargo Short Duration Government Fund1

CTIVP®– Westfield Mid Cap Growth Fund1

Variable Portfolio – Aggressive Portfolio1

Variable Portfolio – Conservative Portfolio1

Variable Portfolio – Managed Volatility Moderate Growth Fund3

Variable Portfolio – Moderate Portfolio1

Variable Portfolio – Moderately Aggressive Portfolio1

Variable Portfolio – Moderately Conservative Portfolio1

Variable Portfolio – Partners Core Bond Fund1

Variable Portfolio – Partners Core Equity Fund1

Variable Portfolio – Partners International Core Equity Fund1

Variable Portfolio – Partners International Growth Fund1

Variable Portfolio – Partners International Value Fund1

Variable Portfolio – Partners Small Cap Growth Fund1

Variable Portfolio – Partners Small Cap Value Fund1

1 The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), expenses associated with investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange-traded funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.

2 The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: management service fee, taxes (including foreign transaction taxes), expenses associated with investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange-traded funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.

3 The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.

Fee Waiver Schedule – CFST, CFST II and CFVST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of June 17, 2020.

COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS SERIES TRUST II
COLUMBIA FUNDS VARIABLE SERIES TRUST II
Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Co-Head of Global Operations

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	Vice President and Head of U.S. Retail Product

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Name:	Lyn Kephart-Strong
Title:	President